SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 13, 2001

dreamlife, inc.

(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15586 (Commission File Number)	52-1373960 (IRS Employer Identification No.)

425 West 15th Street, Suite 3R, New York, New York (Address of Principal Executive Offices)	10011 (Zip Code)

Registrant's telephone number, including area code              (212) 313-9400

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     Attached hereto as Exhibit 99 is a press release of dreamlife, inc. dated March 14, 2001 regarding changes to the short-term financing previously received by dreamlife, inc., which increased the financing amount from $2.0 million to $2.25 million.

Item 7. Exhibits.

                   Exhibits                          Description
                       99                 Press release of dreamlife, inc. dated March 14, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       dreamlife, inc.

Dated: March 14, 2001                  By: /s/ Philicia G. Levinson
                                           ------------------------
                                           Philicia G. Levinson
                                           Chief Financial Officer

Exhibit Index

Exhibit No. 99	Description Press release of dreamlife, inc. dated March 14, 2001.

Exhibit 99

DREAMLIFE $2.0 MILLION SHORT-TERM LOAN INCREASED

NEW YORK - March 14, 2001 - On March 13, 2001, Dreamlife (OTCBB: DLIF) secured an increase of its line of credit from The Chase Manhattan Bank from $2.0 million to $2.25 million. On October 25, 2000, Dreamlife executed a $1.5 million promissory note, which was due, along with interest incurred, on November 30, 2000. On November 28, 2000, the maturity date of the note was extended to January 31, 2001. On January 15, 2001, the principal amount of the line of credit was increased to $2.0 million and the maturity date of the note was extended to April 30, 2001. Dreamlife executed a new $2.25 million promissory note on March 13, 2001 with substantially the same terms and conditions as the prior promissory notes. The line of credit has a maturity date of April 30, 2001 and the outstanding principal amount of the line of credit incurs interest at Chase's prime commercial lending rate. An affiliate of CYL Development Holdings, LLC, a 12.8% stockholder of Dreamlife, provides credit support for the line of credit.

Dreamlife is an online personal and professional development network offering consumers an extensive array of individualized coaching, communities, courses, tools and interface with renowned experts. Founded in the Spring of 1999 by internationally recognized results coach Anthony Robbins, Dreamlife has signed marketing, license and content agreements with numerous organizations and experts in the fields of personal and professional development. For more information visit www.dreamlife.com or AOL Keyword: Dreamlife.

Certain statements made herein that use the words "estimate," "project," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements of Dreamlife to be materially different from those which may be expressed or implied by such statements, including, among others, Dreamlife's ability to secure additional financing or complete a strategic transaction, changes in general economic and business conditions and specifically, decline in demand to Dreamlife's products, inability to timely develop and introduce new technologies, products and applications and loss of market share and pressure on prices resulting from competition. For additional information regarding these and other risks and uncertainties associated with Dreamlife's business, reference is made to Dreamlife's reports filed from time to time with the Securities and Exchange Commission.